                                EXHIBIT 10.100

            AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY FOR THE

                      INGRAM MICRO DISTRIBUTION FACILITY

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY


     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 7/th/ day of September, 2001, by and between INGRAM MICRO L.P., a Tennessee limited partnership ("Seller") and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller and the Industrial Development Board of the City of Millington, Tennessee (hereinafter, "Issuer" or "Board") are parties to that certain transaction wherein Issuer issued and sold to Lease Plan North America, Inc. (hereinafter "Lessee") its Industrial Development Revenue Note (Ingram Micro L.P.) Series 1995 (hereinafter the "Bond"), which Bond is secured by a Fee Construction Mortgage Deed of Trust and Assignment of Rents and Leases, dated as of December 20, 1995, recorded as Instrument FN 4355 in the Register's Office of Shelby County, Tennessee (hereinafter the "Deed of Trust") from Issuer for the benefit of Lessee; and

     WHEREAS, Issuer is authorized under Sections 7-53-101 to 7-53-311, inclusive, Tennessee Code Annotated, as amended (hereinafter the "Act") to acquire, own and lease property for the public purpose of promoting industry and developing trade by inducing manufacturing and commercial enterprises to locate or remain in the State of Tennessee; and

     WHEREAS, Issuer is the fee simple owner of certain parcels of land and improvements in the City of Millington, Shelby County, Tennessee, as more specifically described in Exhibit A attached hereto and made a part hereof (the "Property"); and

     WHEREAS, the proceeds of the Bond were used to finance the construction of improvements on the Property; and

     WHEREAS, Issuer ground leased the Property to Lessee under the terms of a Bond Real Property Lease, dated as of December 20, 1995, and recorded as Instrument No. 4357, aforesaid records (the "Bond Lease") under which Lessee acquired a leasehold interest in the Property; and

     WHEREAS, Seller, as construction agent and using funds from Lessee, built a warehouse and office facility on the Property; and

     WHEREAS, Lessee subleased the Property to Seller pursuant to the terms of a Master Lease, dated as of December 20, 1995 (the "Master Lease"), which Master Lease was structured as a "synthetic lease" in which Seller was entitled to claim and retain all of the available tax benefits associated with ownership of the Property; and

     WHEREAS, Lessee assigned to Seller its leasehold interest in the Property, along with other rights, title and interest existing under the Bond Lease, including all of Lessee's rights, title and interest as tenant under the Bond Lease, pursuant to the terms of the Absolute Assignment of Lease and Assumption Agreement, dated as of December 20, 2000, and recorded as Instrument No. KV 3970, aforesaid records; and

     WHEREAS, Seller became the owner of the Bond and Deed of Trust pursuant to the terms of an Absolute Assignment of Note and Deed of Trust, dated as of December 20, 2000, and recorded as Instrument No. KV 3969, aforesaid records; and

     WHEREAS, Seller wishes to assign its right, title and interest in the Bond Lease, Bond and the Deed of Trust to Purchaser under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.  Assignment of Bond Lease. Subject to and in accordance with the terms
         ------------------------
and provisions of this Agreement, Seller hereby agrees to assign, transfer and set over to Purchaser its leasehold interest in and to the Property and all of Seller's right title and interest as tenant under the Bond Lease, together with all credits, deposits, rights of refusal and options (including, but not limited to, any options to purchase or renew set forth in the Bond Lease).

     2.  Assignment of Bond and Deed of Trust.  Subject to and in accordance
         ------------------------------------
with the terms and provisions of this Agreement, Seller hereby agrees to assign, transfer and set over to Purchaser all of Seller's right , title and interest in the Bond and Deed of Trust.

     3.  Ancillary Property. The leasehold interest in the Property shall
         ------------------
include the following:

         (a) All of that tract or parcel of land (the "Land") located in Shelby County, Tennessee, containing approximately 39.223 acres, having an address of 3820 Micro Drive, Millington, Tennessee, and being more particularly described on Exhibit "A" hereto; and
             -----------

         (b) All of the rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

         (c) All buildings, structures, and improvements situated on the Land, including, without limitation, that certain office/warehouse building containing approximately 701,819 square feet of leasable space, the parking areas containing approximately 692 parking spaces and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land (all of which are herein collectively referred to as the "Improvements"); and

         (d) All personal property, if any, owned or leased by Seller and used in connection with the ownership and operation of the Property (the "Personal Property") as distinguished from personal property owned or leased by Seller and used in connection with its occupancy of the Property as a tenant.

     4.  Earnest Money. Within two (2) business days after the full execution of
         -------------
this Agreement, Purchaser shall deliver to Fidelity National Title Insurance Company ("Escrow Agent"), whose offices are at 1300 Dove Street, Suite 310, Newport Beach, California 92660, Purchaser's check, payable to Escrow Agent, in the amount of $250,000.00 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent, Escrow No. 619849, in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time or from time to time as Purchaser shall direct Escrow Agent. In no event shall any such interest or other income be deemed a part of the Earnest Money.

     5.  Purchase Price. Subject to adjustment and credits as otherwise
         --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the transactions contemplated herein shall be TWENTY-ONE MILLION FIFTY THOUSAND AND 00/100 DOLLARS ($21,050,000.00), of which the sum of One Dollar shall be allocated to the Bond and Deed of Trust, and the balance allocated to the leasehold interest in the Property and the Bond Lease. The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     6.  Purchaser's Inspection and Review Rights. Purchaser and its agents,
         ----------------------------------------
engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide to Purchaser prior to the date which is five (5) days after the effective date of this Agreement the most current surveys of the Land and Improvements and any title insurance policies, appraisals, certificates of occupancy, zoning letters, building inspection reports and environmental reports relating thereto and in the possession or under the control of Seller.

     7.  Inspection Period. Purchaser shall have thirty (30) days from the
         -----------------
mutual execution of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate.

     8.  Special Condition of Closing.  As a condition to closing the
         -----------------------------
transaction contemplated herein, the consent of the Board of Issuer is required to ensure compliance with the Act. Seller and Purchaser hereby agree to cooperate with each other in submitting all the necessary documents in a timely manner for Board approval.

     9.  General Conditions Precedent to Purchaser's Obligations Regarding the
         ---------------------------------------------------------------------
Closing. In addition to the other conditions to Purchaser's obligations set
-------
forth in this Agreement, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to Seller:

         (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

         (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

         (c) There shall have been no adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 10 and the Title Company shall be prepared to issue to Purchaser upon the Closing a leasehold owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

         (d) Purchaser shall have executed and delivered the Indenture of Lease (the "Ingram Lease") and Ingram Micro Inc., a Delaware corporation, shall have executed and delivered the Guaranty all in the form attached hereto as Exhibit B.
---------

         (e) Purchaser shall have received an appraisal confirming that the value of the Property is equal to or greater than the Purchase Price.

         (f) Purchaser shall have received the Estoppel Certificate referred to in Paragraph 12(c) hereof, duly executed by the Board at least five (5) days prior to the end of the Inspection Period.

         (g) Purchaser shall have received the Certificate referred to in Paragraph 12(d) hereof, duly executed by the Board at least five (5) days prior to the end of the Inspection Period.

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

     10.  Title and Survey.  Seller covenants and agrees that Seller, at its
          ----------------
sole cost and expense, shall, on or before five (5) days after the Effective Date of this Agreement, cause Fidelity National Title Insurance Company (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Absolute Assignment of Lease and Assumption Agreement, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, a leasehold owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined), with affirmative coverage over any mechanic's, materialman's and subcontractor's liens and with full extended coverage over all general exceptions, and containing the following endorsements: zoning, covenants, survey, contiguity and access. Such Title Commitment shall not contain any exception for rights of parties in possession other than an exception for the right of Seller, as tenant under the Lease. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exception will be deleted upon the presentation of an ALTA/ASCM survey acceptable to Title Company, in which case the Title Commitment shall be amended to contain an exception only for the matters shown on the as-built survey which Seller shall obtain at its sole cost and expense for the benefit of Purchaser. Said survey shall include a certification that the Property is zoned in a classification which will permit the operating of the Property as a general office/distribution warehouse and any conditions to the granting of such zoning have been satisfied. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have twenty (20) days during which to examine the same, after which Purchaser shall notify Seller of any defects or objections affecting the marketability of the title to the Property. Seller shall then have until the Closing to cure such defects and objections and shall, in good faith, exercise reasonable diligence to cure such defects and objections, and shall in all events pay or cause to be paid any monetary liens against the Property which were incurred by, through or under Seller. Other than said monetary liens, any defects or obligations not objected to by Purchaser shall be deemed Permitted Exceptions.

     11.  Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

          (a)  Bond Documents. Seller has delivered to Purchaser a true, correct
               --------------
and complete copy of the Bond Lease, Bond, Deed of Trust and all amendments thereto. Seller has not received any notice of termination or default under the Bond Lease and to the best of Seller's knowledge, there are no existing or uncured defaults by any party to the Bond Lease. Seller owns unencumbered legal and beneficial title to the Bond and Deed of Trust. The Master Lease has expired by its terms and is no longer in force and effect.

          (b)  No Other Agreements. Other than as listed on Schedule 11(b),
               -------------------
there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (c)  No Litigation. There are no actions, suits, or proceedings
               -------------
pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action.

          (d)  Condemnation. No condemnation or other taking by eminent domain
               ------------
of the Property or any portion thereof has been instituted and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (e)  Proceedings Affecting Access. There are no pending or, to the
               ----------------------------
best of Seller's knowledge, threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

          (f)  No Assessments. To the best of Seller's knowledge, no assessments
               --------------
have been made against the Property that are unpaid, whether or not they have become liens.

          (g)  Condition of Improvements.  Seller is not aware of any structural
               -------------------------
or other defects, in the Improvements. The heating, ventilating, air conditioning, electrical, plumbing, water, elevator(s), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to the best of the Seller's knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein. The Improvements have been constructed in compliance with the Bond Lease and applicable provisions of the City of Millington building regulations, and any recorded covenants, conditions and restrictions.

          (h)  Certificates. To the best of Seller's knowledge, there are
               ------------
presently in effect permanent certificates of occupancy, licenses, and permits as may be required for the Property, and the present use and occupation of the Property is in compliance and conformity with the certificates of occupancy and all licenses and permits. There has been no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration to the Property which has not been complied with.

          (i)  Violations. To the best of Seller's knowledge, there are no
               ----------
violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon comply with all applicable legal requirements with respect to the use, occupancy, and construction thereof. The Property is zoned in a classification which permits the use thereof in the present manner. The Property is not located in a flood hazard area.

          (j)  Utilities. All utilities necessary for the use of the Property as
               ---------
an office
building of the size and nature situated thereon and required to be furnished pursuant to the Lease, including water, sanitary sewer, storm sewer, electricity, and telephone, are installed and operational, and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.

          (k)  Tax Returns. All property tax returns required be filed by Seller
               -----------
relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority have been, or will be, as the case may be, truthfully, correctly, and timely filed.

          (l)  Bankruptcy. Seller is "solvent" as said term is defined by
               ----------
bankruptcy law and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (m)  Pre-existing Right to Acquire.  No person or entity has any right
               -----------------------------
or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

          (n)  Effect of Certification. To the best of Seller's knowledge and
               -----------------------
subject to approval of the Board, neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Bond Lease, Deed of Trust or Permitted Exceptions.

          (o)  Authorization. Seller is a duly organized and validly existing
               -------------
limited partnership under the laws of the State of Tennessee, and is qualified to do business in the State of Tennessee. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (p)  Seller Not a Foreign Person. Seller is not a "foreign person"
               ---------------------------
which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. Subject to the limitations set forth elsewhere in this Agreement, each and all of the express warranties, covenants, and indemnifications made and given by Seller to Purchaser herein shall survive the execution and delivery of the closing documents by Seller to Purchaser. If there is any change in any representations or warranties, Seller shall cure or correct such changes prior to Closing or post security acceptable to Title Company pending resolution of such cure or correction. Any reference in this Paragraph 11 to the "best of Seller's knowledge" shall mean the actual knowledge of Paul
H. LaPlante, Senior Vice President of Ingram Micro Inc., and/or Michael Saady, Managing Director of the Property, without any independent investigation or research.

     12.  Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows:

          (a)  Operation of Property.  Seller hereby covenants that, from the
               ---------------------
date of this Agreement up to and including the date of Closing, Seller shall:
(i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, (iii) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired, and (iv) not modify or amend the Bond or Bond Deed of Trust or enter into any new lease, contract, or other agreement respecting the Property

          (b)  Insurance. From and after the date of this Agreement to the date
               ---------
and time of Closing, Seller shall, at its expense, continue to maintain the all risk fire and extended coverage insurance policy (including earthquake and business interruption insurance) covering the Property which is currently in force and effect.

          (c)  Estoppel Certificate.  At least five (5) days prior to expiration
               --------------------
of the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Bond Lease in substantially the form of Exhibit "C" (the "Estoppel Certificate"), duly executed by the
            -----------
Board. The Estoppel Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

          (d)  Board Certificate.  At least five (5) days prior to expiration of
               -----------------
the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Bond in substantially the form of Exhibit "D" (the "Bond Certificate"), duly executed by the Board. The
        -----------
Bond Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

          (e)  Association Certificate.  At least five (5) days prior to
               -----------------------
expiration of the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate regarding any recorded covenants to which the Property is subject executed by the party having control over said covenants, if applicable, in substantially the form of Exhibit "E"
                                                                  -----------
(the "Association Certificate"). The Association Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

          (f)  Preservation of Bond Lease. Seller shall, from and after the
               --------------------------
date of this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the lessee under the Bond Lease.

          (g)  As-Built Survey. Not less than five (5) days prior to the
               ---------------
expiration of the Inspection Period, Seller shall deliver to Purchaser a new, "as built" survey of the Land and the Building (the "As-built Survey") dated not more than thirty (30) days prior to the Closing certified to Purchaser, Purchaser's lender, if any, and to the Title Company showing the boundaries and the legal description of the Land, which survey shall be made in compliance with the "Minimum Standard Detail Requirements for Land Title Surveys" established by the ALTA/ACSM for Urban Land title surveys, including all items on Table A thereof, except items 5, 12 and 14, and currently in effect. The As-built Survey shall disclose no encroachments or improvements from or upon adjoining properties, shall show the availability of all utility services at the perimeter of the Land, and shall otherwise be in form and content sufficient to enable the Title Company to issue its standard form of survey modification endorsement modifying the general exception for matters of survey. The costs of each survey delivered by Seller pursuant hereto shall be borne entirely by Seller.

     13.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on or before the first business day which is not more than 10 days after the end of the Inspection Period, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing. Notwithstanding the foregoing, Purchaser agrees to use commercially reasonable efforts to close the transactions contemplated hereby on or before September 28, 2001.

     14.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 5 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a)  Absolute Assignment of Bond Lease and Assumption Agreement.  An
               ----------------------------------------------------------
Absolute Assignment of Lease and Assumption Agreement in substantially the form of Exhibit "F-1";
   ------------

          (b)  Absolute Assignment of Bond and Deed of Trust.  An Absolute
               ---------------------------------------------
Assignment of Bond and Deed of Trust in the form and substance of Exhibit AF-2";
                                                                  -------------

          (c)  Bill of Sale. A Bill of Sale conveying to Purchaser marketable
               ------------
title to the Personal Property, if any, in the form and substance of Exhibit
                                                                     -------
"G";
---
          (d)  Blanket Transfer. A Blanket Transfer and Assignment in the form
               ----------------
and
substance of Exhibit "H";
             ----------

          (e)  Seller's Affidavit. A customary seller's affidavit in the form
               ------------------
required by the Title Company to satisfy the requirements of its commitment and the endorsements contemplated by Paragraph 10 hereof;

          (f)  FIRPTA Certificate. A FIRPTA Certificate in such form as
               ------------------
Purchaser shall reasonably approve;

          (g)  Certificates of Occupancy. The original Certificates of occupancy
               -------------------------
for all space within the Improvements;

          (h)  Marked Title Commitment. The Title Commitment, marked to change
               -----------------------
the effective date thereof through the date and time of recording the Absolute Assignment of Bond Lease and Assumption Agreement and Absolute Assignment of Bond and Deed of Trust from Seller to Purchaser, to reflect that Purchaser is vested with the leasehold title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i)  Settlement Statement. A settlement statement setting forth the
               --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (j)  The Lease. The Ingram Lease by and between Purchaser, as
               ---------
Landlord, and Seller, as Tenant; and

          (k)  Other Documents. Such other documents as shall be reasonably
               ---------------
required by Purchaser's counsel.

     15.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a)  The Lease. The Ingram Lease by and between Purchaser, as
               ---------
Landlord, and Seller as Tenant;

          (b)  Settlement Statement. A settlement statement setting forth the
               --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (c)  Absolute Assignment of Bond Lease and Assumption Agreement. The
               ----------------------------------------------------------
Absolute Assignment of Lease and Assumption Agreement;

          (d)  Absolute Assignment of Bond and Deed of Trust. The Absolute
               ---------------------------------------------
Assignment of Bond and Deed of Trust; and

          (e) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Seller's counsel.

     16.  Closing Costs.  Seller shall pay the cost of the Title Commitment,
          -------------
including the cost of the examination of title to the Property made in connection therewith, the premium for leasehold policy of title insurance issued pursuant thereto, the cost of any transfer or documentary tax on the Absolute Assignment of Lease and Assumption Agreement and/or Absolute Assignment of Bond and Deed of Trust imposed by any jurisdiction in which the Property is located, the cost of the as-built survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     17.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
(other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid for any period following the month of Closing, or otherwise.

          (b) Property Taxes. City, state, county, and school district ad
              --------------
valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This provision shall expressly survive the Closing.

          (c) Utility Charges. Seller shall pay all utility bills received prior
              ---------------
to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     18.  Purchaser's Default. In the event of default by Purchaser under the
          -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

        Seller's Initial ______________  Purchaser's Initials__________

     19.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, including, without limitation, the failure of Seller to cure any title defects or objections, except as otherwise specifically set forth herein, at Purchaser's option: (i) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (ii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iii) Purchaser may elect to seek specific performance of this Agreement, provided that, except as provided in the next sentence, Seller shall not be required to expend more than $250,000 in connection with any such performance. Notwithstanding the foregoing, if any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the proceeds due Seller at Closing shall be reduced by an amount equal to the costs and expenses incurred by Purchaser in connection with the curing of such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement.

     20.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 20, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     21.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds $250,000.00, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 21, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller (less amounts of insurance theretofore received and applied by Seller to restoration) plus the amount of any deductible. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     22.  Hazardous Substances.  Seller hereby warrants and represents, to the
          --------------------
best of Seller's knowledge and except as disclosed in that certain Phase I Environmental Site Assessment, prepared by Pickering Environmental Consultants, Inc., dated November, 1995, that (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource
                                                 --  ---
Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., and
                                                                  --  ---
the rules and regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any loss, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this Paragraph.

     23.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to an affiliate of Purchaser without the consent of Seller, which consent shall not be unreasonably withheld.

     24.  Broker's Commission.  Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to Professional Real Estate Services, Inc. (the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker and
any broker or agent claiming under Brokers.   This Paragraph 24 shall survive
the Closing or any termination of this Agreement.

     25.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, by facsimile or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:          Wells Operating Partnership, L.P.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt
                         Phone: (770) 200-8275
                         Fax: (770) 200-8199

     with a copy to:     O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.
                         Phone: (404) 522-2002
                         Fax: (404) 522-3080

     SELLER:             Ingram Micro Inc.
                         1600 East St. Andrews Place
                         Santa Ana, California 92799
                         Attn: Mr. Paul H. LaPlante
                         Phone: (714) 382-2968
                         Fax: (714) 384-1154
     with a copy to:     Ingram Micro Inc.
                         1600 East St. Andrews Place
                         Santa Ana, California 92799
                         Attn: James E. Anderson, Jr., General Counsel
                         Phone: (714) 382-2924
                         Fax: (714) 566-9370

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand, by facsimile or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     26.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser at completion of the Closing, subject only to the Ingram Lease.

     27.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     28.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of one year from Closing except with respect to paragraphs 22 and 24 which shall survive for an unlimited time.

     29.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     30.  Authorization.  Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     31.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Tennessee. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     32.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     33.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

               "SELLER":

               INGRAM MICRO L.P.
               By:  Ingram Micro Inc., its general partner

                    By: /s/ Mr. Paul H. LaPlante
                        ----------------------------------

                    Its: President
                         ---------------------------------

               "PURCHASER":

               WELLS OPERATING PARTNERSHIP, L.P.
               By:  Wells Real Estate Investment Trust, Inc.,
                    Its general partner

                    By: /s/ Douglas P. Williams
                        ----------------------------------

                    Its: Douglas P. Williams
                         ---------------------------------
                         Executive Vice President


               "ESCROW AGENT":

               FIDELITY NATIONAL TITLE INSURANCE COMPANY

               By: /s/ Mickey Vandeberg
                  -------------------------------------------

               Its: Escrow Officer, on behalf of Valerie Vona
                    ------------------------------------------

                              Schedule of Exhibits
                              --------------------

Exhibit "A"   -     Description of Land
Exhibit "B"   -     Copy of Lease
Exhibit "C"   -     Estoppel Certificate
Exhibit "D"   -     Bond Certificate
Exhibit "E"   -     Association Certificate
Exhibit "F-1" -     Absolute Assignment of Lease and Assumption Agreement
Exhibit "F-2" -     Absolute Assignment of Bond and Deed of Trust
Exhibit "G"   -     Bill of Sale Form
Exhibit "H"   -     Blanket Transfer and Assignment Form
Schedule 11(b)-     List of Leases, Contracts, Agreements, if any

                                  EXHIBIT "A"
                                  -----------
                               LEGAL DESCRIPTION


Lot 3, Resubdivision of the 109 acre tract owned by The Industrial Development Board of the City of Millington, Tennessee, as recorded in Plat Book 138, Page 41, in the Office of the Register of Shelby County, Tennessee. The parties agree to utilize the metes and bounds legal description to be shown on the survey contemplated by Section 12(g) of this Agreement in all closing documents.